NON-NEGOTIABLE
                                    TERM NOTE

$700,000.00
                                                    Rockville, Maryland
                                                        January 1, 1999


                  FOR VALUE RECEIVED, the undersigned, Martin A. Sumichrast, 109 Church Gate Lane, Gaithersburg, Maryland 20878 (hereinafter referred to as the "Maker"), hereby promises to pay to EASTBROKERS INTERNATIONAL INCORPORATED, Delaware corporation, at its principal place of business at 15245 Shady Grove Road, Suite 350, Rockville, Maryland 20850 (hereinafter referred to as the "Holder") or at such place or places and to such account or accounts as Holder may direct from time to time by notice to Maker, the principal amount of SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00) in lawful money of the United States in immediately available funds, payable on January 1, 2004.

                  Interest shall accrue on the outstanding principal amount at an annual rate of 7.00%, payable at maturity.

                  This Note has reference to and is secured by a pledge of property under a pledge Agreement of even date between Maker and Holder.

                  As security for payment of this Note, the undersigned has pledged or deposited with the Holder, and grants it a security interest in the following property:

                  200,000  shares  of  Eastbrokers  International   Incorporated
                  Common Stock, par value $.05 per share.

and will forthwith deliver to the Holder any and all securities issued in lieu of, or by way of stock dividends, or otherwise received because of ownership of any securities herein pledged; and does agree on demand to deposit with Holder such additional securities or other collateral as it may, from time to time, require. It is further agreed that the collateral hereby pledged, together with any that may be pledged hereafter, shall be applicable in like manner to secure the payment of any past or any future obligations of the undersigned arising under or out of this Note; and all such collateral in its hand shall stand as one general continuing collateral security for the whole of said obligations, so that the deficiency on any one shall be made good from the collateral for the rest, hereby remaining responsible for any deficiency in payment, and waiving any benefit, exemption or privilege under any law or hereafter to be force. In the event of default, Holder, at its option, may sell, assign, or otherwise dispose of the collateral.

                  Notwithstanding anything in this Note to the contrary, the then outstanding principal amount and accrued but unpaid interest shall, at Holder's option, be payable on demand in the event that an event of default occurs as set forth below.

                  Maker shall be in default hereunder, at the option of Holder, upon the occurrence of any of the following events: (i) the failure by Maker to make any payments of principal or interest when due hereunder, and such failure shall have continued for a period of more than ten (10) days after notice and a reasonable opportunity to cure; (ii) the entering into of a decree or order by a court of competent jurisdiction adjudicating Maker a bankrupt or the appoint of a receiver or trustee of Maker upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit; (iii) a court of

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competent   jurisdiction   approving,   as  properly   filed,   a  petition  for
reorganization or arrangement filed against Maker under the Federal bankruptcy law and such decree or order not being vacated within thirty (30) days; (iv) the pendency of any bankruptcy or other creditors' suit against Maker; (v) a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws with respect to Maker; (vi) an assignment for the benefit of creditors by Maker; (vii) Maker consents to the appointment of a receiver or trustee in an insolvency or bankruptcy proceeding or other creditors' suit;
(viii) the existence of any material judgment against, or any material attachment of property of Maker; or (ix) any other condition which, in the reasonable determination of Holder, would materially impair the timely repayment of this Note (individually and collectively, "Event(s) of Default").

                  If this Note is not paid when due,  whether at  maturity or by acceleration, Maker agrees to pay all reasonable costs of collection and such costs shall include without limitation all costs, attorneys' fees and expenses incurred by Holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceedings involving Holder, or involving any endorser or guarantor hereof, which in any way affects the exercise by Holder of its rights and remedies under this Note.

                  Maker reserves the right prepay this Note, in whole or in part, prior to the due date with no prepayment penalty.

                  None of the rights or remedies of Holder hereunder is to be deemed waived or affected by failure or delay on the part of Holder to exercise the same.

                  Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, and except as expressly provided by this Note, all other notices in connection with this Note.

                  The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holder and assigns; provided; however, that the Note shall not be assignable, negotiable or transferable by the Holder.

                  Regardless of the place of execution or performance, this Note shall be governed by, and construed with the laws of the State of Delaware without giving effect to such state's conflicts of laws provisions.

                  WITNESS the hand of Maker.



                                                     /s/ Martin A. Sumichrast
State of Maryland
County of Montgomery

On this 1st day of January 1999, the aforementioned, Martin A. Sumichrast, personally known to me to be the person whose name is subscribed to within the instrument and acknowledged that he executed the same for the purposes therein contained.

/s/ Susan McAvoy